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                   [Letterhead of Sidley Austin Brown & Wood]

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                                  Founded 1866


                                                                     EXHIBIT 5.1

                                 April 22, 2003

American Bar Retirement Association
541 North Fairbank Court
Chicago, Illinois  60611-3314

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re:  American Bar Association Members/State Street
          Collective Trust Registration Statement on Form S-1
          ---------------------------------------------------

Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested by State Street Bank and Trust Company (the "Trustee"), a Massachusetts trust company and the trustee of the American Bar Association Members/State Street Collective Trust (the "Collective Trust"), a collective trust established and maintained by the Trustee for the purpose of providing various investment vehicles for assets contributed by members of the American Bar Association Members Retirement Program, a program sponsored by the American Bar Retirement Association, an Illinois not-for-profit corporation ("ABRA"), to render our opinion as to the legality of the $250,000,000 of units of beneficial interests in its collective investment funds and three portfolios of a Structured Portfolio Service (the "Units") established by the Trustee under the Collective Trust and that are registered under the Registration Statement.

     In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     (1) the Registration Statement;

     (2) the Amended and Restated Administrative and Investment Services Agreement effective January 1, 2003, between ABRA and the Trustee;

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American Bar Retirement Association
State Street Bank and Trust Company
April 22, 2003
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     (3) the American Bar Association Members Retirement Trust dated January 1,
1992 between ABRA and the Trustee, as amended;

     (4) the American Bar Association Members Pooled Trust for Retirement Plans dated January 1, 1992 between ABRA and the Trustee, as amended; and

     (5) the Declaration of Trust, as amended and restated December 5, 1991, as amended.

In addition, we have examined those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed herein.

     In our examination of the above documents, we have assumed, without independent investigation, the enforceability of the Documents against each party to them, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of a valid existing agreements or other documents, the authenticity of all these latter documents and the legal capacity of all individuals who have executed any of the documents we have reviewed.

     Based on the above, and subject to the stated assumptions, we are of the opinion that the Units, when issued and delivered and paid for as contemplated in the Registration Statement and the Documents, will be legally issued, fully paid and non-assessable.

     To the extent that any matters covered by this opinion letter involve Massachusetts law, we have not made an independent investigation of such law but have, with your consent, relied exclusively upon the opinion letter of Goodwin Procter LLP which is being filed as an exhibit to the Registration Statement, subject to the exceptions, qualifications and limitations expressed in such opinion letter.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,


                                    /s/ Sidley Austin Brown & Wood